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                                                                       Exhibit J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 51 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 19, 1999, relating to the financial statements of NYLIFE Inc. and subsidiaries, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of our reports dated February 19, 1999, February 24, 1999, and February 26, 1999 relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of The MainStay Funds, which financial statements are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of our report dated February 11, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of the MAP-Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Other Information-Independent Accountants" in the Statement of Additional Information.

/s/ PriceWaterhouse Coopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
April 27, 1999